UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2011

LML PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-13959
(Commission File Number)

98-0209289
IRS Employer Identification No.)

1680-1140 West Pender Street, Vancouver, BC  V6E 4G1
(Address of principal executive offices and Zip Code)

(604) 689-4440
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 11, 2011 the Corporation issued a press release describing selected financial results of the Corporation for the first quarter ended June 30, 2011.  The press release is attached hereto as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information furnished in this Item and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Corporation’s Annual General Meeting of Shareholders was held August 10, 2011 (the “Meeting”).  There were 28,198,434 common shares of the Corporation entitled to vote at the Meeting, of which a total of 23,613,082 (83.74%) were represented at the Meeting either in person or by proxy.

The following summarizes the results of the voting regarding the proposals which were adopted at the Meeting:

1.
Proposal to elect Patrick H. Gaines, Gregory A. MacRae, David C. Cooke and Jacqueline Pace for terms expiring at the Annual General Meeting of Shareholders in 2012, as described in the Corporation’s Information Circular and Proxy Statement for the Meeting.

DIRECTORS	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES

Patrick H. Gaines	10,879,059	131,776	12,602,247
Greg A. MacRae	10,903,407	107,428	12,602,247
David C. Cooke	10,840,417	170,418	12,602,247
Jacqueline Pace	10,903,138	107,697	12,602,247

2.	Proposal to ratify the appointment of Grant Thornton LLP as the Corporation’s independent auditor until the Annual General Meeting of Shareholders in 2012.

VOTES FOR	VOTES AGAINST

23,475,848	137,234

Item 7.01	Regulation FD Disclosure

The text under Item 2.02 above is hereby incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated August 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

/s/ Carolyn L. Gaines
Carolyn L. Gaines
Corporate Secretary

August 11, 2011